Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our report dated June 26, 2014, appearing in this Annual Report on Form 11-K of Ames National Corporation 401(k) Profit Sharing Plan for the year ended December 31, 2013.

/s/ CliftonLarsonAllen LLP

West Des Moines, Iowa

June 26, 2014